FS-9


 PRELIMINARY ACCOUNTING ENTRIES FOR TRANSFER OF ELECTRIC ASSETS AND LIABILITIES
 ------------------------------------------------------------------------------
                         FROM UNION ELECTRIC COMPANY TO
                         ------------------------------
                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                     ---------------------------------------
                         ESTIMATED AT DECEMBER 31, 2000
                         ------------------------------

Preliminary
  Account
   Number                Account Description                    Debit           Credit
   ------                -------------------                    -----           ------
    102      Utility Plant Purchased or Sold                  $91,013,179
    101      Electric Plant in Service                                       $226,265,148
    121      Non-Utility Property                                                  16,199
    107      Construction Work in Progress                                         95,293
    108      Accumulated Provision for Depreciation           134,543,688
    111      Accumulated Provision for Amortization               708,281
    135      Working funds                                                         10,900
    142      Accounts receivable                                                9,180,000
    144      Provision for Uncollectible Accounts                 324,000
    154      Plant materials and operating supplies                               116,823
    163      Undistributed stores expense                           4,518
    173      Accrued electric and revenues                                      5,912,000
    182      Regulatory Asset FAS 109                                           6,692,000
    186      Environmental adjustment clause                        2,779
    190      Accumulated deferred income taxes                                  2,183,000
    232      Payroll Payable                                      128,091
    235      Customer Deposits                                    719,048
    242      Accrued Vacation Liability                           383,853
    252      Customer Advances                                    575,000
    254      Other Regulatory Liabilities                       2,399,000
    255      Accumulated deferred Investment Tax Credit         1,574,000
    282      Accumulated deferred income taxes-other property  18,071,000
    145      Notes receivable                                      12,463
    216      Retained Earnings                                     12,463
                                                            --------------   -------------

                                                 Balance     $250,471,363    $250,471,363
                                                            ==============   =============

To clear Account 102, Electric Plant Purchased or Sold, and charge Account 145,
Note Receivable from Associated Companies for the assets and liabilities transferred to AmerenCIPS.

    216      Retained Earnings                                $45,506,590
    145      Notes receivable                                  45,506,590
    102      Utility Plant Purchased or Sold                                  $91,013,179


The total effect on notes receivable and retained earnings is shown below
    145      Notes receivable                                  45,519,052
    216      Retained Earnings                                 45,519,052

                             Union Electric Company
                             Electric Utility Plant
                         Estimated at December 31, 2000

                           Account 101         Account 107       Accounts 108 & 111
                        ------------------- -------------------  -------------------
                                                                    Accumulated
                            Estimated          Construction        Amortization &
   Plant Category         Electric Plant     Work in Progress       Depreciation          Net Plant
----------------------  ------------------- -------------------  -------------------  -------------------
Transmission                   $68,663,188             $22,474         -$39,223,963          $29,461,699
Distribution                   145,458,070              50,474          -89,347,535           56,161,009
General                         12,143,890              22,345           -6,680,471            5,485,764
                        ------------------- -------------------  -------------------  -------------------
Total Electric                 226,265,148              95,293         -135,251,969           91,108,472

                           Account 121
                           -----------

                           Non-Utility
                             Property
                             --------
Non-Utility                         16,199                                                        16,199

                        ------------------- -------------------  -------------------  -------------------
Total Property and Plant      $226,281,347             $95,293        -$135,251,969          $91,124,671
                        =================== ===================  ===================  ===================

                             Union Electric Company
                     Electric Operating Materials & Supplies
                                 Transferred to
                     Central Illinois Public Service Company
                         Estimated at December 31, 2000


                                   Storeroom
                       Location      Number    Balance
                       --------      ------    -------

                         Alton         61      $116,823

                    East St. Louis     50            $0
                                              ----------

                                               $116,823
                                              ==========

    PRELIMINARY ACCOUNTING ENTRIES FOR TRANSFER OF GAS ASSETS AND LIABILITIES
    -------------------------------------------------------------------------
                         from Union Electric Company to
                         ------------------------------
                     Central Illinois Public Service Company
                     ---------------------------------------
                         Estimated at December 31, 2000
                         ------------------------------

Preliminary
  Account
   Number                Account Description                    Debit           Credit
   ------                -------------------                    -----           ------
    102      Utility Plant Purchased or Sold                  $11,482,383
    101      Gas Plant in Service                                             $26,403,709
    107      Construction Work in Progress                                              0
    108      Accumulated Provision for Depreciation            14,921,326
    142      Accounts receivable                                                1,925,000
    144      Provision for Uncollectible Accounts                  30,000
    151      Propane Fuel Stock                                                   137,928
    154      Plant materials and operating supplies                                79,893
    164      Gas storage                                                        1,214,244
    173      Accrued gas revenues                                               1,392,000
    182      Regulatory Asset FAS 109                           1,559,710
    186      Environmental adjustment clause                       28,907
    190      Accumulated deferred income taxes                                    121,000
    232      Accounts payable--to natural gas supplier          1,413,500
    232      Payroll Payable                                       18,996
    242      Accrued Vacation Liability                            52,034
    253      Environmental cleanup deferred credit              1,900,000
    254      Other Regulatory Liabilities                         446,000
    255      Accumulated deferred Investment Tax Credit           278,000
    282      Accumulated deferred income taxes-other property     550,290
    145      Notes receivable                                                     703,686
    216      Retained Earnings                                                    703,686
                                                            --------------   -------------

                                                 Balance      $32,681,146     $32,681,146
                                                            ==============   =============

To clear Account 102, Gas Plant Purchased or Sold, and charge Account 145, Note
Receivable from Associated Companies for the assets and liabilities transferred to AmerenCIPS.

    216      Retained Earnings                                 $5,741,192
    145      Notes receivable                                   5,741,192
    102      Utility Plant Purchased or Sold                                  $11,482,383


The total effect on notes receivable and retained earnings is shown below
    145      Notes receivable                                   5,037,505
    216      Retained Earnings                                  5,037,505

                             Union Electric Company
                                Gas Utility Plant
                         Estimated at December 31, 2000

                           Account 101         Account 107          Accounts 108
                        ------------------- -------------------  -------------------

                            Estimated          Construction         Accumulated
   Plant Category           Gas Plant        Work in Progress       Depreciation          Net Plant
----------------------  ------------------- -------------------  -------------------  -------------------
Production                        $815,815                                -$794,189              $21,626
Distribution                    24,675,065                   0          -13,442,263           11,232,802
General                            912,829                                 -684,874              227,955
                        ------------------- -------------------  -------------------  -------------------
Total Gas                      $26,403,709                  $0         -$14,921,326          $11,482,383
                        =================== ===================  ===================  ===================

                             Union Electric Company
                          Gas Fuel Stock Transferred to
                     Central Illinois Public Service Company
                         Estimated at December 31, 2000

                   Plant                        Propane        Natural Gas        Total
                   -----                        --------       -----------        -----
Alton Propane Plant                                $137,928                        $137,928

Stored by Mississippi River Transmission Co.                      1,214,244       1,214,244
                                              --------------  --------------  --------------

Total                                              $137,928      $1,214,244      $1,352,172
                                              ==============  ==============  ==============

                             Union Electric Company
                       Gas Operating Materials & Supplies
                                 Transferred to
                     Central Illinois Public Service Company
                         Estimated at December 31, 2000


                                   Storeroom
                       Location      Number    Balance
                       --------      ------    -------

                         Alton         61       $79,893

                    East St. Louis     50            $0
                                              ----------

                                                $79,893
                                              ==========